SUB-ITEM 77Q1(E)



Amendment to Investment Advisory Agreement

An Amendment dated August 1, 2016, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust IX, on behalf of its series MFS Total Return Bond Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 96 the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR onAugust 25, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.